UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 9, 2009

INTERNATIONAL RECTIFIER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Sepulveda Boulevard, El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)  Compensatory Arrangement of Certain Officers

A.  On November 9, 2009, the Compensation and Stock Options Committee (“Compensation Committee”) of the Board of Directors (“Board”) of International Rectifier Corporation (the “Company”), established a short-term cash incentive bonus program for the Company’s 2010 fiscal year through the end of the Company’s first quarter of fiscal year 2011 (“Program Period”).  Each of the following executive officers of the Company, who were designated as named executive officers of the Company for its 2009 fiscal year (“Named Officers”), is eligible to participate in the bonus program: President and Chief Executive Officer, Oleg Khaykin; Executive Vice President and Chief Financial Officer, Ilan Daskal; Executive Vice President and Chief Operations Officer, Michael Barrow; and Vice President, General Counsel and Secretary, Timothy E. Bixler.

Under the cash incentive bonus program, each such officer is eligible to receive a cash bonus for fiscal year 2010, expressed as an individual target bonus established for each officer, and determined through the Company’s level of achievement of certain performance goals and each officer’s achievement during the Program Period of individualized goals established for each such officer.  The Company must achieve a threshold performance goal in order for any bonus to be paid under the incentive bonus program.

Each officer’s individual bonus target is expressed as a percentage of the officer’s annualized base salary. The individual bonus target established for Mr. Khaykin, Mr. Daskal, Mr. Barrow and Mr. Bixler is 100%, 70%, 70% and 50%, respectively.  The Company’s performance goal for the program is based upon the Company’s level of achievement of earnings before interest and taxes, less certain extraordinary items, for the Company’s 2010 fiscal year.  If the Company achieves a threshold performance goal, each officer would be eligible to receive up to 50% of such officer’s target bonus. If the Company achieves the corporate target performance goal associated with bonus targets, each officer would be eligible to receive up to 100% of such officer’s target bonus.  If the Company exceeds the performance goal associated with target bonuses by a specified amount, then each officer would be eligible to receive up to a maximum of 150% of such officer’s target bonus.  The bonus opportunity for each officer for levels of achievement by the Company between the performance goals for threshold and target bonuses, and levels of achievement by the Company between the performance goals for target and maximum bonuses will be determined on a scale depending on the extent to which the Company has exceeded its corporate performance goals for threshold or target bonuses, respectively.  The actual bonus payouts are subject to the Compensation Committee’s subjective review of each officer’s individualized performance against the individualized performance goals established for each officer, with the Compensation Committee having the right to adjust the amount of bonus payable downward based on its assessment of individual performance.  In no event will any bonus exceed 150% of the officer’s applicable target bonus.  The Compensation Committee will determine whether and the extent to which bonuses are payable pursuant to the cash incentive bonus program.

B.  On November  9, 2009, the Compensation Committee established a short-term performance based restricted stock unit (“RSU”) award program (“RSU Program”) for certain key employees, including the Named Officers.  Under the RSU Program, RSU awards would be made under the Company’s 2000 Incentive Plan, as amended (the “Plan”).  Each RSU award is scheduled to vest or terminate, in whole or in part, as the case may be, depending on the satisfaction of specified performance conditions.

On November 11, 2009, the Compensation Committee made RSU awards under the RSU Program to Messrs. Khaykin, Barrow, Daskal and Bixler in the amount of 25,000, 12,500, 12,500 and 10,500 restricted stock units, respectively.

For Messrs. Khaykin and Barrow, in order for any of the RSUs to be become vested, the Company must achieve the goal (the “Corporate Performance Goal”) of a certain level of earnings before interest and taxes, exclusive of any extraordinary and one-time items, as so identified and designated by the Committee, in each of two consecutive quarters during the period between the beginning with the Company’s second quarter of its fiscal year 2010 and the end of  the Company’s first quarter of its fiscal year 2011.  If the Corporate Performance Goal is achieved, then 100% of the RSUs shall vest upon the “Vesting Date”.  If the Corporate Performance Goal is not achieved, then no RSUs subject to the award shall become vested and the RSU award shall terminate on the “Vesting Date”.

For Messrs. Daskal and Bixler, in order for any of the RSUs to be become vested, the Company must achieve the Corporate Performance Goal.  If the Corporate Performance Goal is achieved, then the number of RSUs subject to the award that becomes vested depends on the achievement of certain individual performance goal(s) (“Individual Performance Goals”) established for Messrs. Daskal and Bixler.  For Messrs. Daskal and Bixler, if the Corporate Performance Goal is achieved but no Individual Performance Goals are achieved, then 50% of the RSUs subject to the award shall vest on the “Vesting Date”.  If both the Corporate Performance Goal and one or more Individual Performance Goals are achieved, then the number of RSUs that will vest on the Vesting Date shall be (i) 50% of the total RSUs under the award due to the achievement of the Corporate Performance Goal, plus (ii) the number of RSUs represented by the percentage of the total award RSUs allocated to the individual goal(s) that is/are actually achieved.  Any RSUs under the award that are not vested on the “Vesting Date” shall terminate.

The “Vesting Date” is defined as the third business day following the filing of the Company’s unaudited financial statements with the Securities and Exchange Commission for the Company’s first quarter of its fiscal year 2011.  The determination of whether the Corporate Performance Goal or any Individual Performance Goal has been met shall be made by the Compensation Committee.   In connection with the adoption of the RSU Program, the Compensation Committee adopted forms of RSU award agreements for the awards made to (i) Messrs. Khaykin and Barrow; and (ii) Messrs. Daskal and Bixler, substantially in the form set forth in Exhibit 10.1 and Exhibit 10.2, respectively, filed herewith.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws

On November 9, 2009, at the Company’s 2009 Annual Meeting of Stockholders, the stockholders of the Company approved management’s proposal (the “Declassification Proposal”) to amend the Company’s Certificate of Incorporation to eliminate the Company’s classified board structure over three years and provide for the annual election of all directors.  A description of that proposal is set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on September 29, 2009 and incorporated herein by reference.  On November 13, 2009, the Company filed with the Secretary of State of Delaware an amendment to the Company’s Certificate of Incorporation (the “Amendment”) to implement the Declassification Proposal.

On November 9, 2009, the Company’s Board amended the Company’s Amended and Restated Bylaws, which became effective upon the Company’s filing of the Amendment, as follows:

1.     To incorporate changes to further implement the Declassification Proposal;

2.     To revise the provisions requiring a stockholder seeking to propose business or make a nomination at a meeting of stockholders to provide the Company with advance notice at a meeting of stockholders, as follows:

•      to move the deadline for providing notice to the Company of any such proposal generally from 30 days before the meeting date to 60 days before the anniversary of the prior annual meeting (with certain alternate provisions if the meeting is more than 30 days before or 50 days after such anniversary date), and

•      to require additional informational disclosures of stockholders who wish to propose business or make nominations, as follows:

(1)   The stockholder must be a stockholder of record at the time the proposal notice is delivered to the Company;

(2)   The proposal notice must include the name, address and stockholdings of both the holder of record delivering the notice and all beneficial owners on whose behalf the nomination or proposal is being made; and

(3)   The proposed notice must set forth any information about the stockholder of record and each beneficial owner that would be required to be disclosed in a contested election; and

3.     To update the Bylaws with certain housekeeping and other changes  consistent with current Delaware law and the New York Stock Exchange (“NYSE”) listing rules, such as clarifying the language that directors are to be elected by plurality vote, permitting the Board to fix separate notice and voting record dates (including providing a mechanism for the Board to fix a record date for determining the stockholders who are entitled to consent to corporate action in writing without a meeting), updating the ability of the Company to communicate electronically with directors and stockholders, updating the availability of the Company’s stockholder list to be consistent with the new requirements of Delaware law, and permitting the issuance of uncertificated shares to be consistent with the rules of the NYSE.

The above description is not a complete description of all the changes made to the Company’s Bylaws, and is qualified in its entirety to the copy of the Company’s Amended and Restated Bylaws, attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of International Rectifier Corporation.

10.1	Form of Performance Based Restricted Stock Unit Award Agreement for Messrs. Khaykin and Barrow.

10.2	Form of Performance Based Restricted Stock Unit Award Agreement for Messrs. Daskal and Bixler.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2009	INTERNATIONAL RECTIFIER CORPORATION

	By:	/s/ Timothy E. Bixler
	Name:	Timothy E. Bixler
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of International Rectifier Corporation

10.1	Form of Performance Based Restricted Stock Unit Award Agreement for Messrs. Khaykin and Barrow.

10.2	Form of Performance Based Restricted Stock Unit Award Agreement for Messrs. Daskal and Bixler.